Conformis Reports Preliminary Fourth Quarter and Year-End 2019 Revenue Results

BILLERICA, Mass. and SAN FRANCISCO, Ca., January 14, 2020 (GLOBE NEWSWIRE) -- Conformis, Inc. (NASDAQ:CFMS), a medical technology company that uses its proprietary iFit Image-to-Implant technology platform to develop, manufacture and sell joint replacement implants designed to fit each patient’s unique anatomy, today announced preliminary, unaudited, revenue results for the fourth quarter and the year ended December 31, 2019.

Expected Q4 Summary:

• Total revenue of approximately $19.9 million, down 10% year-over-year on a reported basis and 9% on a constant currency basis
• Product revenue of approximately $19.7 million, down 10% year-over-year on a reported and constant currency basis
• U.S. product revenue of approximately $17.2 million, down 11% year-over-year on a reported basis
• Rest of world product revenue of approximately $2.5 million, up 0.5% year-over-year on a reported basis and 4% on a constant currency basis

Expected 2019 Summary:

• Total revenue of approximately $77.4 million was down 2% year-over-year on a reported basis and constant currency basis, excluding a one-time royalty settlement of $10.5 million in 2018
• Product revenue of approximately $76.6 million, down 3% year-over-year on a reported basis and 2% on a constant currency basis
• U.S. product revenue of approximately $67.2 million, down 1% year-over-year
• Rest of world product revenue of approximately $9.5 million, down 10% year-over-year on a reported basis and 6% on a constant currency basis

2020 Target Revenue Growth Percentage:

• Conformis expects product revenue growth for 2020 to be in the range of 3%–6%

These preliminary results are being provided in advance of the Company's presentation at the 38th Annual J.P. Morgan Healthcare Conference at the Westin St. Francis Hotel in San Francisco. Mark Augusti, the Company’s President and Chief Executive Officer, will present at the conference at 11:30 a.m. PT on Thursday, January 16, 2020.

The preliminary unaudited revenue results described in this press release are estimates only and are subject to revision. The Company currently expects to report its full financial results, including gross margin, for the fourth quarter and the year ended 2019 on March 2, 2020.

About Conformis, Inc.

Conformis is a medical technology company that uses its proprietary iFit Image-to-Implant technology platform to develop, manufacture and sell joint replacement implants that are individually sized and shaped, or customized, to fit each patient's unique anatomy. Conformis offers a broad line of customized knee and hip implants and customized pre-sterilized, single-use instruments delivered in a single package to the hospital. In clinical studies, Conformis iTotal CR knee replacement system demonstrated superior clinical outcomes, including better function and greater patient satisfaction, compared to traditional, off-the-shelf implants.  Conformis owns or exclusively in-licenses issued patents and pending patent applications that cover customized implants and customized patient-specific instrumentation for all major joints.

For more information, visit www.conformis.com. To receive future releases in e-mail alerts, sign up at ir.conformis.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this press release about our future expectations, plans and prospects, including statements about the anticipated timing of our product launches, and our financial position and results, total revenue, product revenue, gross margin, operations and growth, as well as other statements containing the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "project," "should," "target," "will," or "would" and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. We may not actually achieve the forecasts disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual financial results could differ materially from the projections disclosed in the forward-looking statements we make as a result of a variety of risks and uncertainties, including risks related to our estimates and expectations regarding our revenue, gross margin, expenses, revenue growth and other results of operations, and the other risks and uncertainties described in the "Risk Factors" sections of our public filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent our views as of the date hereof. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

CONTACT:
Investor Relations
ir@conformis.com
(781) 374-5598